UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

TRANSATLANTIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Pine Street, New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

                NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to, among other things, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 20, 2011, by and among Transatlantic Holdings, Inc., a Delaware corporation (“Transatlantic”), Alleghany Corporation, a Delaware corporation (“Alleghany”), and Shoreline Merger Sub, Inc. (formerly, Shoreline Merger Sub, LLC), a Delaware corporation and a wholly owned subsidiary of Alleghany (“Merger Sub”), providing for the merger (the “Merger”) of Transatlantic with and into Merger Sub.

As previously disclosed in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Alleghany on January 6, 2012 (the “joint proxy statement/prospectus”), five putative stockholder class action lawsuits were filed in connection with the since-terminated Agreement and Plan of Merger (the “Allied World Merger Agreement”), dated as of June 12, 2011, by and among Transatlantic, Allied World Assurance Company Holdings, AG (“Allied World”) and GO Sub, LLC. Three of the putative stockholder class action lawsuits were filed against Transatlantic and Transatlantic’s directors in New York State court. These lawsuits assert that the members of the Transatlantic board of directors breached a fiduciary duty in connection with the approval of the proposed merger with Allied World and that Allied World and its subsidiaries aided and abetted the alleged breaches of fiduciary duty. On October 18, 2011, the parties stipulated that each of these actions would be discontinued without prejudice. The other two putative stockholder class action lawsuits were filed against Transatlantic and Transatlantic’s directors in the Court of Chancery of the State of Delaware and were subsequently consolidated under the caption In re Transatlantic Holdings, Inc. S’holders Litig. The lawsuit generally alleges that Transatlantic’s directors breached their fiduciary duties in connection with the approval of the merger with Allied World, the approval of certain deal protection measures, the failure to rescind the stockholders rights plan, the approval of certain payments to Allied World in connection with the termination of the Allied World Merger Agreement and the approval of Transatlantic’s share repurchase program, and that Allied World and its subsidiary aided and abetted certain such breaches of fiduciary duty. On December 21, 2011, the Delaware plaintiffs filed their third consolidated amended complaint. This third consolidated amended complaint adds Alleghany and Shoreline Merger Sub, LLC as defendants, and alleges that the members of the Transatlantic board of directors breached a fiduciary duty in connection with the approval of the Merger and that Alleghany and Shoreline Merger Sub, LLC aided and abetted the alleged breaches of fiduciary duty. In addition, this third consolidated amended complaint retains its allegations against Allied World and its subsidiaries.

Two additional putative stockholder class actions were filed against Transatlantic, Transatlantic’s directors, Alleghany, and Shoreline Merger Sub, LLC in New York State court in connection with the Merger Agreement: Clark v. Transatlantic Holdings, et al., Index No. 653256/2011 (Supreme Court of the State of New York, County of New York) (filed November 22, 2011) and Sutton v. Transatlantic Holdings, et al., Index No 653532/2011 (Supreme Court of the State of New York, County of New York) (filed December 20, 2011). These lawsuits assert that the members of the Transatlantic board of directors breached a fiduciary duty in connection with the approval of the merger with Alleghany and that Transatlantic, Alleghany and Shoreline Merger Sub, LLC aided and abetted the alleged breaches of fiduciary duty. On January 4, 2012, Transatlantic filed a motion to dismiss the Clark action.

On January 30, 2012, Transatlantic entered into a memorandum of understanding with the plaintiffs regarding the settlement of these putative stockholder class actions against Transatlantic and Transatlantic’s directors, Alleghany, Merger Sub, Allied World and GO Sub, LLC.

Transatlantic believes that no further disclosure is required to supplement the joint proxy statement/prospectus under applicable laws; however, to avoid the risk that the putative stockholder class actions may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such action, Transatlantic has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to Transatlantic’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery of the State of Delaware will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), among other claims, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court of Chancery of the State of Delaware for an award of attorneys’ fees and expenses to be paid by Transatlantic or its successor, which the defendants may oppose. Transatlantic or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Court of Chancery of the State of Delaware. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery of the State of Delaware will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the outstanding stockholder suits in the Court of Chancery of the State of Delaware as described in this Form 8–K, Transatlantic has agreed to make these supplemental disclosures to the joint proxy statement/prospectus. This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the joint proxy statement/prospectus.

Risk Factors – Risk Factors Relating to the Merger

The following disclosure supplements the discussion beginning on page 30 of the joint proxy statement/prospectus under the Risk Factor captioned “Transatlantic’s counterparties may acquire certain rights upon the merger, which could negatively affect Alleghany following the merger.”

Transatlantic estimates that with respect to a change in control of Transatlantic, as of December 31, 2011, approximately $642 million of unearned premiums, which would be reduced by applicable commissions, could be subject to return to the ceding company should every cedant exercise their contractual termination right, including the rights of collateralization or commutation. With respect to gross loss reserves, as of December 31, 2011, approximately $1.73 billion of gross loss reserves could be subject to collateralization requirements or commutation. Should cedants invoke the right to commute, an amount would be payable by Transatlantic to the respective ceding companies representing both a return of unearned premiums and a settlement of loss reserves, where applicable. Upon commutation, the amount to be paid to settle the liability for gross loss reserves may include a discount to the financial statement loss reserve value, reflecting the time value of money resident in the ultimate settlement of such loss reserves.

The Merger – Background of the Merger

The following disclosure supplements the discussion beginning on page 54 of the joint proxy statement/prospectus concerning the Background of the Merger:

•

In reaching its September 14, 2011 decision to approve the Share Repurchases, the Transatlantic board of directors considered, among other things, financial analyses of the impact of the Share Repurchases and discussions that had occurred between members of Transatlantic’s management and certain Transatlantic stockholders, during which such stockholders encouraged Transatlantic to pursue share repurchases to return capital to stockholders.

•

In reaching its September 14, 2011 decision to approve the termination of the Allied World Merger Agreement, the Transatlantic board of directors considered, among other things, potential strategic alternatives available to Transatlantic, including the possibility of remaining independent or engaging in a strategic transaction with Validus or another interested third party.

•

In reaching its decision to enter into the Termination Agreement, the Transatlantic board of directors considered, among other things, the apparent opposition of a substantial portion of Transatlantic’s stockholders to the Allied World Merger Agreement and the fact that the terms of the Termination

Agreement provided for the payment by Transatlantic of fees in an amount equal to the fees that would have been due pursuant to the Allied World Merger Agreement in the event Transatlantic’s stockholders failed to approve the merger with Allied World.

•

From November 5, 2011 through the execution of the merger agreement, Transatlantic and its advisors performed financial, legal, actuarial and tax due diligence on Alleghany, including through a series of meetings with members of Alleghany’s senior management, as well as a review of Alleghany’s financial and operational information.

•

On November 14, 2011, consistent with Transatlantic board of directors’ authorization, Transatlantic delivered to Allied World a limited release from the Allied World Confidentiality Agreement for the purpose of permitting Allied World to engage in discussions with Consortium B until November 21, 2011, to facilitate Consortium B’s submission of a higher indication of interest.

The Merger – Opinions of Alleghany’s Financial Advisors

The following disclosure supplements the discussion beginning on page 87 of the joint proxy statement/prospectus under the heading Miscellaneous.

Morgan Stanley has provided certain investment banking services to Transatlantic and its affiliates from time to time for which Morgan Stanley has received compensation, including having acted as an underwriter in connection with the secondary public offering of 26 million shares of Transatlantic common stock by AIG and certain of its affiliates. In addition, affiliates of Morgan Stanley provide stock administration services in connection with Transatlantic’s equity-based compensation plans, for which services they receive customary fees.

The Merger – Certain Alleghany Prospective Financial Information

The following disclosure supplements the discussion beginning on page 88 of the joint proxy statement/prospectus concerning Certain Alleghany Prospective Financial Information.

Subject to the qualifications set forth in the joint proxy statement/prospectus, the loss ratio and expense ratio reflected below by fiscal year through the year 2014 were prepared by, or as directed by, Alleghany’s management and were delivered to Transatlantic, Goldman Sachs, Moelis, UBS and Morgan Stanley.

Fiscal year ending December 31:

	2011E	2012E	2013E	2014E
Loss Ratio	55.5%	57.2%	56.7%	56.9%
Expense Ratio	35.7%	36.9%	35.3%	34.2%

Combined Ratio	91.2%	94.1%	92.0%	91.1%

The Merger – Opinion of Transatlantic’s Financial Advisor—Goldman, Sachs & Co.

The following disclosure supplements the discussion beginning on page 94 of the joint proxy statement/prospectus concerning the Opinion of Transatlantic’s Financial Advisor—Goldman, Sachs & Co.

During the two-year period prior to the date of the merger agreement, the Investment Banking Division of Goldman Sachs has accrued revenues for services provided to Transatlantic of approximately $5.1 million, excluding any revenues associated with the merger. Goldman Sachs has not been engaged to provide to Alleghany investment banking services for which Goldman Sachs’ Investment Banking Division has received compensation during the two-year period prior to the date of the merger agreement.

Pursuant to a letter agreement, dated November 20, 2011 and effective as of September 16, 2011, Transatlantic engaged Goldman Sachs to act as its financial advisor in connection with a potential strategic transaction between Transatlantic and any third party in which all of the outstanding common stock of Transatlantic is exchanged for stock of such third party and other consideration. Pursuant to the terms of this engagement letter, Transatlantic has agreed to pay Goldman Sachs a transaction fee of $21,000,000, which is contingent upon consummation of any such strategic transaction.

Goldman Sachs has not received and is not entitled to receive any fees in connection with the since-terminated Allied World Merger Agreement. However, Goldman Sachs has been reimbursed for certain expenses incurred in connection with the services rendered to Transatlantic in connection therewith.

The Merger – Opinion of Transatlantic’s Financial Advisor—Moelis & Company LLC

The following disclosure supplements the discussion beginning on page 101 of the joint proxy statement/prospectus concerning the Opinion of Transatlantic’s Financial Advisor—Moelis & Company LLC.

Pursuant to the terms of the engagement letter between Moelis and Transatlantic, Moelis will be entitled to receive a fee in the event that Transatlantic enters into any merger (including any merger of equals), consolidation or other business combination pursuant to which Transatlantic combines with, or merges with a subsidiary of, Allied World or another third party with a book value in excess of half of Transatlantic’s book value as of June 30, 2011, or any private equity firm or similar financial buyer. The fee will be equal to $7,000,000 less the aggregate amount of all termination fees and opinion fees previously paid to Moelis pursuant to the engagement letter; provided that in the event of a transaction pursuant to which Transatlantic’s stockholders continue to own more than 50% of the outstanding securities of the entity surviving the transaction, the fee shall equal to $5,000,000 less the aggregate amount of all termination fees and opinion fees previously paid to Moelis pursuant to the engagement letter.

There were no material relationships involving the receipt of compensation by Moelis from Alleghany during the two-year period prior to November 20, 2011 nor has there been any such material relationships involving the receipt of compensation since November 20, 2011 to January 30, 2012.

The Merger – Certain Transatlantic Prospective Financial Information

The following disclosure supplements the discussion beginning on page 110 of the joint proxy statement/prospectus concerning Certain Transatlantic Prospective Financial Information.

Subject to the qualifications set forth in the joint proxy statement/prospectus, the commissions and other underwriting expenses reflected below by fiscal year through the year 2016 were prepared by, or as directed by, Transatlantic’s management and were delivered to Alleghany, UBS, Morgan Stanley, Goldman Sachs and Moelis.

Fiscal year ending December 31:

	2011E	2012E	2013E	2014E	2015E	2016E
Loss Ratio	80.6%	65.4%	63.6%	63.6%	63.5%	63.4%
Commissions	23.8%	23.5%	23.5%	23.5%	23.5%	23.5%
Other Underwriting Expenses	4.4%	5.5%	5.6%	5.0%	5.0%	5.0%
Combined Ratio	108.9%	94.4%	92.7%	92.1%	92.0%	91.9%

The Transatlantic prospective financial information includes the impact of the assumed continuation of historical dividends from 2012 to 2016 in the amount of $50 to $55 million per year.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger with Alleghany and the timing of the closing of the merger; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, credit rating agencies, customers and competitors; the ability to retain key personnel; the ability to achieve targets for investment returns, revenues, and book value per share; changes in financial markets, interest rates and foreign currency exchange rates; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the cyclical nature of the property and casualty insurance industry; judicial, legislative, political and other governmental developments; management’s response to the factors described herein; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) from time to time, including those detailed in the “Cautionary Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of Transatlantic’s Form 10-K and other filings with the SEC. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

This communication contains information about a proposed merger between Transatlantic and Alleghany. In connection with the proposed merger, Alleghany has filed with the SEC, and the SEC declared effective on January 5, 2012, a registration statement on Form S-4, which includes Transatlantic’s proxy statement as part of the joint proxy statement/prospectus, that provides details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Alleghany may file with the SEC or send to their stockholders in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed merger. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Transatlantic and Alleghany with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Alleghany at Alleghany Corporation, 7 Times Square Tower, New York, New York 10036.

Transatlantic and Alleghany and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders and Transatlantic’s definitive joint proxy statement/prospectus related to the proposed merger, which was filed with the SEC on January 6, 2012. Information about Alleghany’s directors and executive officers is available in Alleghany’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Stockholders and in the definitive joint proxy statement/prospectus related to the proposed merger, which was filed with the SEC on January 6, 2012. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, will be contained in the other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

By:	/s/ Gary A. Schwartz

Gary A. Schwartz Executive Vice President and General Counsel

Date: January 30, 2012